Exhibit 99.1

Shake Shack Announces Chief Financial Officer Transition

The Company Reiterates Fourth Quarter and Fiscal Year 2025 Guidance

NEW YORK, NY, November 25, 2025 - Shake Shack Inc. (“Shake Shack” or the “Company”) (NYSE: SHAK) today announced that Katherine Fogertey, Chief Financial Officer, will step down from the Company effective March 4, 2026. Beginning immediately, Fogertey will move into a Senior Advisor role to support a smooth handoff and ensure continuity across all financial functions during the transition. The Company plans to launch a search for a new Chief Financial Officer immediately.

As part of this transition, the Company is establishing an Office of the CFO, composed of a tenured team of experienced leaders across financial planning, accounting, treasury, data science and investor relations. This structure is designed to provide stability and deliver uninterrupted support to the business while the Company searches for its next CFO.

“Katie has made a meaningful and positive impact on Shake Shack, helping us navigate pivotal moments of growth and transition,” said Rob Lynch, Chief Executive Officer of Shake Shack. “We are grateful for her significant contributions to the strategic and financial growth of our company and wish her continued success in all that comes next. We also have full confidence in the experienced team of leaders who will guide the newly established Office of the CFO in the interim as we begin our search for our next CFO.”

“I am incredibly proud of all that we have achieved together during my time as CFO, including doubling our footprint and implementing meaningful improvements to our business model," said Katie Fogertey. “We have built a solid foundation that will help power Shake Shack’s robust growth opportunity for many years to come. I want to express my heartfelt gratitude to our amazing leaders on the Finance team, in our Shacks and broadly at our Support Centers—your support has been vital to all that we have achieved. As I transition into my new role as Senior Advisor, I am dedicated to ensuring a smooth handoff and continuing to support the company. I am excited to continue to cheer on Shake Shack and watch this team reach new heights.”

Financial Outlook

The Company is reiterating its Fourth Quarter and Fiscal Year 2025 guidance along with its Three-Year Financial Targets provided in its Q3 2025 Shake Shack Shareholder Letter.

For the Fourth Quarter, ending December 31, 2025, the Company continues to expect:

•	Total revenue of $406 million to $412 million, including Licensing revenue of $15.4 million to $15.7 million,
•	Same-Shack sales to be up low-single digits year-over-year,
•	Shack-level operating profit margin of 23.3% to 23.8%,
•	Company-operated openings of 15 to 20,
•	Licensed openings of 12 to 17.

For the Fiscal Year 2025, ending December 31, 2025, the Company continues to expect:

•	Total revenue of approximately $1.45 billion, growing approximately 16% year-over-year, including Licensing revenue of $54.1 million to $54.5 million,
•	Same-Shack sales to be up low-single digits year-over-year,
•	Shack-level operating profit margin of 22.7% to 23%

•	General and administrative expenses to be 12.3% to 12.5% of Total revenue,
•	Equity-based compensation of approximately $20 million[1],
•	Depreciation and amortization expense of $107 million to $109 million,
•	Pre-opening costs of approximately $19 million,
•	Adjusted EBITDA of $210 million to $215 million
•	Adjusted pro forma tax rate of 24% to 25%,
•	Company-operated openings of 45 to 50,
•	Licensed openings of 35 to 40.

Three Year Financial Targets2 :

•	Total revenue growth of low-teens %,
•	System-wide unit growth of low-teens %,
•	Restaurant-level profit margin of at least 50bps expansion/year,
•	Adjusted EBITDA growth of low-high teens %

1.	Equity-based compensation is comprised of $18 million in G&A and $2 million in Restaurant-level profit.
2.	These targets reflect metrics for fiscal years 2025, 2026 and 2027. FY2025 has 53 weeks, and these targets have been adjusted to exclude the 53rd week.

Fiscal fourth quarter and fiscal year 2025 guidance is derived from preliminary, unaudited results, based on information currently available to the Company. We factor in an assumption around a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and do not reflect any change in the current environment including potential changes to tariffs, amongst other factors. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

About Shake Shack

Shake Shack serves elevated versions of American classics using only the best ingredients. It’s known for its delicious made-to-order Angus beef burgers, crispy chicken, hand-spun milkshakes, house-made lemonades, beer, wine, and more. With its high-quality food at a great value, warm hospitality, and a commitment to crafting uplifting experiences, Shake Shack quickly became a cult-brand with widespread appeal. Shake Shack’s purpose is to Stand For Something Good®, from its premium ingredients and employee development, to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the Company has expanded to over 645 locations system-wide, including over 410 in 35 U.S. States and the District of Columbia, and over 230 international locations across London, Hong Kong, Shanghai, Singapore, Mexico City, Istanbul, Dubai, Tokyo, Seoul and more.

Skip the line with the Shack App, a mobile ordering app that lets you save time by ordering ahead! Guests can select their location, pick their food, choose a pickup time and their meal will be cooked-to-order and timed to arrival. Available on iOS and Android.

Learn more: shakeshack.com | IG: @shakeshack | X: @shakeshack | facebook.com/shakeshack

Media:

Meg Davis, Shake Shack

mcastranova@shakeshack.com

Investor Relations:

Alison Sternberg, Shake Shack

Head of Investor Relations

(844) SHACK-04 (844-742-2504)

investor@shakeshack.com

Source: Shake Shack Inc.

Definitions

The following definitions apply to these terms as used in this release:

"Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income and Shake Shack branded merchandise at Company-operated Shacks and excludes sales from licensed Shacks.

“System-wide sales” is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees, opening fees, and termination fees.

"Same-Shack sales" represents Shack sales for the comparable Shack base, which is defined as the number of Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted.

"Restaurant-level profit," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses.

"Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

“EBITDA,” a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense, and Depreciation and amortization expense.

“Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairments, loss on disposal of assets, and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations.

"Adjusted pro forma net income," a non-GAAP measure, represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly reflected to its core operations and may not be indicative of its recurring business operations.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included herein are forward-looking statements, including, but not limited to, the guidance provided for the fourth quarter of 2025 and the full 2025 fiscal year and the three-year financial targets for fiscal years 2025 through 2027.

All forward-looking statements are expressly qualified in their entirety by these cautionary statements, and involve risks and uncertainties that could cause actual results or events to differ materially from the expectations discussed in this press release. Some of the factors which could cause results to differ materially from the Company’s expectations or cause the Company to not meet its long-term targets include the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the impact of tariffs, the impact of Shack closures, the Company's management of its digital capabilities and expansion into delivery, as well as its kiosk, drive-thru and multiple format investments, the Company's ability to maintain and grow sales at its existing Shacks, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2024 and the Company's other filings as filed with the SEC.